                                   AMENDMENT TO                     EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                STERICYCLE, INC.



     Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation shall be amended to read as follows:


                                 ARTICLE FOURTH

                                AUTHORIZED SHARES

     4.1 DEFINITIONS. As used in this Article, the following terms have these meanings:

     (a) APPROVED SALE means the sale of the Corporation (whether by (i) merger, (ii) consolidation, (iii) sale of all or substantially all of the Company's assets or (iv) sale of a majority of the Company's outstanding shares of Class A Common Stock, which is approved either by the Company's Board or Directors or by holders of a majority of the Company's issued and outstanding shares of Class A Common Stock.

     (b) INCENTIVE COMPENSATION PLAN means the Incentive Compensation Plan which the Corporation adopted effective as of August 1, 1995 (subject to stockholder approval), as it may be amended.

     (c) ORIGINAL PURCHASE PRICE means, in respect of a share of Class B Common Stock, the purchase price of the share which the first holder of the share paid to the Corporation.

     (d) PERMITTED TRANSFEREE means, in respect of a holder of shares of Class B Common Stock, (i) a transferee pursuant to the applicable laws of descent and distribution upon the death of the holder, (ii) the holder's spouse, (iii) a lineal descendant of the holder (whether a natural descendant or a descendant by adoption), and (iv) a trust for the primary benefit of any one or more of the holder, the holder's spouse and the holder's lineal descendants.

     (e) PUBLIC OFFERING means the sale of shares of Class A Common Stock in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, in which the aggregate price paid by the public for the shares offered is at least $5,000,000.

     4.2 AUTHORIZED SHARES. The Corporation shall have authority to issue a total of 57,000,000 shares, divided into two classes as follows:

        CLASS OF STOCK                                  NUMBER AUTHORIZED

     Class A Common Stock, par value $0.01
     per share ("Class A Common Stock")                    50,000,000

     Class B Common Stock, par value $0.01
          per share ("Class B Common Stock")                7,000,000

     4.3 CLASS A AND CLASS B COMMON STOCK. The respective powers, preferences, rights, qualifications, limitations and restrictions and rights of the Class A and Class B Common Stock are as follows:

     (a) ISSUANCE. Shares of Class B Common Stock may be issued only pursuant to (i) an award of restricted stock under the Incentive Compensation Plan or (ii) the exercise of a stock option granted under the Incentive Compensation Plan.

     (b) DIVIDENDS. The Corporation, in the discretion of its Board of Directors, may declare and pay dividends to holders of Class A and Class B Common Stock, out of funds legally available for payment, subject to the following limitations:

               (i) Except as provided in Sections 4.3(b)(ii) and (iii), no dividend shall be paid, or declared and set aside for payment, to holders of Class A Common Stock unless the same dividend is paid, or declared and set aside for payment, to holders of Class B Common Stock, and no dividend shall be paid, or declared and set aside for payment, to holders of Class B Common Stock unless the same dividend is paid, or declared and set aside for payment, to holders of Class A Common Stock.

               (ii) No dividend payable in shares of Class A Common Stock shall be paid to holders of Class A Common Stock unless a dividend payable in the same number of shares of Class B Common Stock per share of Class B Common Stock is paid to holders of Class B Common Stock, and no dividend payable in shares of Class B Common Stock shall be paid to holders of Class B Common Stock unless a dividend payable in the same number of shares of Class A Common Stock per share of Class A Common Stock is paid to holders of Class A Common Stock.

               (iii) No dividend payable in shares of Class B Common Stock
                     (or in securities convertible into shares of Class B Common Stock) shall be paid to holders of Class A Common Stock, and no dividend payable in shares of Class A Common Stock (or in securities convertible into shares of Class A Common Stock) shall be paid to holders of Class B Common Stock.

     (c) VOTING RIGHTS. Holders of Class A and Class B Common Stock shall be entitled to one vote per share on each matter submitted to a vote of the Corporation's stockholders.

     (d) CONVERSION OF CLASS B COMMON STOCK. All of the issued and outstanding shares of Class B Common Stock shall be converted automatically into a like number of shares of Class A Common Stock at the time of and subject to the closing of a Public Offering or an Approved Sale. In this event:

               (i) The rights of each holder of converted shares of Class B Common Stock shall cease in respect of the shares converted, and each such holder shall become the holder of record of the shares of Class A Common Stock to be issued by reason of the conversion.

               (ii) Each certificate representing converted shares of Class B
                    Common Stock shall be considered to represent the same number of shares of Class A Common Stock. Upon a holder's surrender to the Corporation of a certificate representing converted shares of Class B Common Stock (or evidence of the loss, theft or destruction of the certificate, together with a satisfactory indemnity and bond), the Corporation shall deliver to the holder a new certificate representing the number of shares of Class A Common Stock issuable by reason of the conversion. The shares of Class A Common Stock issued by reason of the conversion shall be fully paid and non-assessable.

     (e) FIRST REFUSAL RIGHTS. If a holder of shares of Class B Common Stock proposes to sell or otherwise transfer any shares of shares of Class B Common Stock (other than to a Permitted Transferee), the holder shall first offer those shares for sale to the Corporation at least 45 days prior to the proposed sale or transfer. This offer shall be made as follows:

               (i) The offer shall identify the prospective transferee and describe the terms of the proposed sale or transfer, and shall be accompanied by copies of all relevant sale or transfer documents.

               (ii) The purchase price per share shall be the lower of (A) the share's Original Purchase Price or (B) the proposed price per share to be paid by the prospective transferee, and the terms of payment shall be the same as the terms of payment by the prospective transferee.

               (iii) The Corporation may accept the holder's offer in
                     respect of all or some of the shares offered for sale. The Corporation shall have 15 days from the date of receipt of the offer in which to accept the offer (in whole or in part) by giving written notice of acceptance to the holder.

               (iv) If the Corporation accepts the holder's offer (in whole or in part), the

                     Corporation's notice of acceptance shall specify a date at least seven days and not more than 15 days after the date of acceptance on which the closing of the Corporation's purchase shall take place. The closing shall take place at the Corporation's principal office at 11:00 a.m. on the closing date specified in the Corporation's notice of acceptance.

               (v) If the Corporation does not accept the holder's offer in respect of all of the shares offered for sale, the holder may sell or transfer the remaining shares to the prospective transferee identified in the holder's offer to the Corporation, but only (A) at a price and on terms no more favorable to the prospective transferee than the price and terms described in the holder's offer to the Corporation and (ii) only if the sale or transfer is completed no more than 60 days after the date of the holder's offer.

          Any shares of Class B Common Stock sold or transferred pursuant to this Section 4.3(e) shall remain subject to its restrictions (I.E., the purchaser or transferee may not sell or transfer the shares acquired without first offering them for sale to the Corporation as provided in this Section 4.3(e).

     (f)  OTHERWISE IDENTICAL.  Except as provided in Sections 4.3(b), (d) and
          (e), and except as voting by classes is required by the Delaware General Corporation Law, shares of Class A and Class B Common Stock shall be identical in all respects.

     4.4 REGISTRATION OF TRANSFER. The Corporation shall maintain a register at its principal office (or any other place that the Corporation reasonably designates) for the registration of shares of Class A and Class B Common Stock. Upon surrender at the register of a certificate representing shares of Class A or Class B Common Stock, the Corporation shall, at the request of the registered holder of the surrendered certificate, issue in exchange at the Corporation's expense a new certificate or certificates representing in the aggregate the number of shares of Class A or Class B Common Stock represented by the surrendered certificate, and the Corporation shall cancel the surrendered certificate. Each new certificate shall be registered in the name or names and shall represent the number of shares that the registered holder of the surrendered certificate requests and shall be substantially identical in form to the surrendered certificate.

     4.5 REPLACEMENT. Upon receipt from the registered holder of evidence reasonably satisfactory to the Corporation (for example, an affidavit from the registered holder) of the loss, theft or destruction or mutilation of any certificate representing one or more shares of Class A or Class B Common Stock, and in the case of loss, theft or destruction, upon receipt of an indemnity and bond reasonably satisfactory to the Corporation (with the exception that no bond shall be required if the registered holder is an institutional investor), or in the case of mutilation, upon surrender of the mutilated certificate, the Corporation shall at its expense issue to the registered holder a new certificate of like kind representing the number of shares of Class A or Class B Common Stock represented by the lost, stolen, destroyed or mutilated certificate and dated the same date as that certificate.

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:30 PM 09/27/1994
                                                             944183070 - 2191014


                             CERTIFICATE OF RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                STERICYCLE, INC.

                                 --------------

          Mark C. Miller and James F. Polark, being the duly elected President and Secretary, respectively, of Stericycle, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

          1. That the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on March 21, 1989 (the "Certificate").

          2. That the board of directors of the Corporation, pursuant to unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation's Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

          3. That the majority stockholders of the Corporation entitled to vote thereon, pursuant to written consent, approved and adopted the Restated Certificate in accordance with Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the President and Secretary hereinabove named, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Restated Certificate of Incorporation this 22nd day of September, 1994.


                                        By:   /s/ Mark C. Miller
                                              --------------------------------
                                               Mark C. Miller, President


ATTEST:

By:  /s/ James F. Polark
   --------------------------------
     James F. Polark, Secretary

                                                                       EXHIBIT A


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                STERICYCLE, INC.


                                  ARTICLE FIRST

                 The name of the Corporation is Stericycle, Inc.


                                 ARTICLE SECOND

     The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                  ARTICLE THIRD

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                 ARTICLE FOURTH

SECTION 1.     CAPITAL STOCK.

     The total number of shares of stock which the Corporation has authority to issue is 9,950,200 consisting of:

          (A) 68,550 shares of Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred");


          (B) 22,150 shares of Class B Preferred Stock, par value $0.01 per share (the "Class B Preferred");

          (C) 102,500 shares of Class C Preferred Stock, par value $0.01 per share (the "Class C Preferred");

          (D) 170,000 shares of Class D Preferred Stock, par value $0.01 per share (the "Class D Preferred");

          (E) 70,000 shares of Class E Preferred Stock, par value $0.01 per share (the "Class E Preferred");

          (F) 15,000 shares of Class F Preferred Stock, par value $0.01 per share (the "Class F Preferred");

          (G) 5,000 shares of Class G Preferred Stock, par value $0.01 per share (the "Class G Preferred");

          (H) 62,000 shares of Class H Preferred Stock, par value $0.01 per share (the "Class H Preferred");

          (I) 35,000 shares of Class I Preferred Stock, par value $0.01 per share (the "Class I Preferred"); and

          (J)  9,400,000 shares of Common Stock, par value $0.01 per share.


The Class A Preferred, the Class B Preferred, the Class C Preferred, the Class D Preferred, the Class E Preferred, the Class F Preferred, the Class G Preferred, the Class H Preferred, and the Class I Preferred are collectively referred to herein as the "Preferred Stock." Capitalized terms used and not otherwise defined herein are defined in Part 10 below.

SECTION 2.     POWERS, PREFERENCES AND SPECIAL RIGHTS OF THE PREFERRED STOCK.

     Part 1.  DIVIDENDS.

     1A. GENERAL OBLIGATION. When and as declared by the Corporation's board of directors and to the extent permitted under the General Corporation Law of the State of Delaware, the Corporation will pay preferential cumulative dividends to the holders of the Preferred Stock as provided in this Part 1. Except as otherwise provided herein, dividends on each share of Preferred Stock will cumulate on a daily basis at the rate of 10% per annum of the Liquidation Value thereof plus accumulated and unpaid dividends thereon from and including the date of issuance of such share of Preferred Stock to and including the earlier of (i) the date on which the Liquidation Value of such share of Preferred Stock plus any accumulated and unpaid dividends thereon is paid upon any liquidation, dissolution or winding up of the Corporation, (ii) the date on which such share of Preferred Stock is converted into Common Stock or (iii) the date on which such share of Preferred Stock is redeemed in accordance with Part 3 hereof. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Preferred Stock will be deemed to be the "date of issuance" thereof regardless of the number of times transfer of such share of Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock.

     1B. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. If at any time the Corporation pays less than the total amount of dividends then accumulated with respect to the Preferred Stock, such payment will be distributed ratably among the holders of the Preferred Stock on the basis of the number of shares of Preferred Stock owned by each such holder.


     1C. PREFERENCE. The Corporation shall not, without the prior written consent of the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding, pay or declare any dividend or distribution on any Junior Securities at any time when accumulated dividends on the Preferred Stock have not been paid in full or any optional redemption pursuant to paragraph 3A has been requested. In the event that the Corporation declares a dividend or distribution on the Common Stock in accordance with the provisions of this paragraph 1C, the holders of the Preferred Stock and the holders of the Common Stock shall share pro rata (based, in the case of holders of Preferred Stock, on the number of shares of Common Stock which each holder of Preferred Stock would be entitled to receive upon conversion of its Preferred Stock into Common Stock) in such dividend or distribution.

     Part 2.  LIQUIDATION.

     Upon any liquidation, dissolution or winding up of the Corporation, each holder of Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all of such holder's shares of Preferred Stock plus all accumulated and unpaid dividends thereon, and such holder will not be entitled to any further payment in respect of its shares of Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets available for distribution to its stockholders are insufficient to permit payment to the holders of the Preferred Stock of the aggregate Liquidation Value of the Preferred Stock plus all accumulated but unpaid dividends thereon, then the entire assets available for distribution will be distributed among the holders of the Preferred Stock pro rata based upon the amount of each such holder's aggregate investment in the Preferred Stock plus all accrued and unpaid dividends thereon. If the Corporation's assets available for distribution to its stockholders upon any such liquidation, dissolution or winding up exceed the aggregate Liquidation Value of the Preferred Stock plus all accumulated but unpaid dividends thereon, then, after payment shall have been made to the holders of the Preferred Stock of the aggregate Liquidation Value of the Preferred Stock plus all accumulated but unpaid dividends thereon, the holders of the Common Stock (including, without limitation, any holders of Common Stock who acquired such stock upon conversion of Preferred Stock at any time prior to such liquidation, dissolution or winding up) shall share pro rata in all remaining assets of the Corporation available for distribution. The Corporation will mail written notice of any liquidation, dissolution or winding up to each record holder of Preferred Stock not less than 30 days prior to the effective date thereof. For purposes of Parts 1 and 2, the consolidation or merger of the Corporation into or with any other corporation or corporations (other than a wholly-owned Subsidiary) in which the Corporation is not the surviving corporation and the sale or transfer by the Corporation of all or substantially all of its assets will be deemed to be a liquidation, dissolution or winding up of the Corporation.

     Part 3.  REDEMPTIONS.

     3A. OPTIONAL REDEMPTION. Each holder of Preferred Stock may require the Corporation to redeem all or part of its Preferred Stock at any time on or after June 25, 1997 in accordance with this Part 3 and at a price per share of Preferred Stock equal to the Redemption Price (the "Redemption Right"). Any holder of Preferred Stock may exercise the Redemption Right by delivering to the Corporation a written notice (a "Redemption Notice") stating such holder's intention to exercise the Redemption Right and the number of such holder's shares of Preferred Stock to be redeemed. The Corporation shall be obligated to redeem the total number of shares of Preferred Stock specified in any Redemption Notice in a series of eight equal quarterly redemptions, such redemptions to occur on the last day of each calendar quarter commencing with the first calendar quarter ending at least 30 days following the Corporation's receipt of the Redemption Notice (each a "Redemption Date"). Within 5 days after receipt of a Redemption Notice from any holder of Preferred Stock, the Corporation shall notify all other holders of Preferred Stock that the Redemption Right has been exercised, and each other holder shall have the right, exercisable by written notice delivered to the Corporation within 10 days after receipt of such notice from the Corporation, to request that any or all of such other holder's shares of Preferred Stock be redeemed on the Redemption Dates together with the shares of Preferred Stock of the holder who delivered the Redemption Notice.

     3B. REDEMPTION PRICE. For each share of Preferred Stock which is to be redeemed on any Redemption Date, the Corporation will be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock) an amount in immediately available funds (the "Redemption Price") equal to the Liquidation Value thereof plus all accumulated but unpaid dividends thereon. If the funds of the Corporation legally available for redemption of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock ratably among the holders of such shares to be redeemed based upon the number of such shares held by each such holder. Thereafter, when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will be used to redeem ratably based on the number of shares still to be redeemed the balance of the shares of Preferred Stock which the Corporation became obligated to redeem on such Redemption Date but which it has not redeemed (such redemptions to be made on a monthly basis).

     3C. REISSUANCE OF CERTIFICATES. In case fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed upon any exercise of the Redemption Right, a new certificate representing the number of unredeemed shares of such of Preferred Stock will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Preferred Stock.

     3D. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold or otherwise transferred; provided that the Corporation may reissue and sell any shares of Class B Preferred acquired pursuant to Paragraph 3E(iii) below.

     3E. ACQUISITION OF SHARES. Except for (i) individual acquisitions of up to 150 shares of Preferred Stock from an employee of the Corporation in connection with the termination of such employee's employment, (ii) in connection with the exercise of the Special Redemption Rights or the Call Rights (each as defined in the Alliance Agreement dated October 12, 1993 between the Corporation and Baxter Healthcare Corporation) or (iii) the one-time repurchase in August 1994 of up to 162.75 shares of Class B Preferred from certain persons employed or formerly employed by the Corporation, the Corporation shall not redeem or otherwise acquire any shares of Preferred Stock unless it has offered to acquire or redeem shares of Preferred Stock from all holders thereof on or pursuant to identical terms and provisions on a pro rata basis.

     Part 4.  VOTING RIGHTS.

     4A. VOTING RIGHTS. Except as otherwise provided in this Part 4 and as otherwise required by law, the holders of the Preferred Stock will be entitled to vote with the holders of the Common Stock on each matter submitted to a vote of the Corporation's stockholders. For purposes of any such vote, and for all other provisions hereunder requiring a specified vote or consent of holders of Preferred Stock, each share of Preferred Stock shall have a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the record date for the determination of stockholders entitled to vote on such matter. Notwithstanding the foregoing, the holders of the Preferred Stock shall not have the right to vote together with the holders of Common Stock for the election or removal of directors at any time when the holders of Preferred Stock have the right to elect directors pursuant to Paragraph 4B hereof.

     4B. CLASS VOTING RIGHTS. In addition to the rights specified in Paragraph 4A hereof, so long as at least 232,517 shares of Preferred Stock are outstanding (as appropriately adjusted for any stock dividends payable in shares of Preferred Stock and any combinations, subdivisions and split-ups of the shares of Preferred Stock), the holders of the Preferred Stock will have the special right, voting separately as a single class (with each share of Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the record date for the determination of stockholders entitled to vote on such matter) and to the exclusion of all other classes of the Corporation's stock, to elect six of the members of the board of directors of the Corporation. The holders of Preferred Stock shall also have the special right, voting separately as a single class and to the exclusion of all other classes of the Corporation's stock, to remove any individuals elected to such directorships. The special right of the holders of Preferred Stock to elect and remove directors contained in this Paragraph 4B may be exercised either at a special meeting of the holders of Preferred
Stock called as provided below, at any annual or special meeting of the stockholders of the Corporation, or by written consent of the holders of Preferred Stock in lieu of a meeting. The directors to be elected by the holders of the Preferred Stock pursuant to this Paragraph 4B shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders (unless sooner removed) and until their successors have been elected and qualified.

     At any time when the holders of Preferred Stock have the special voting rights set forth in this Paragraph 4B, the Secretary of the Corporation shall, upon the written request of the holders of record of at least 10% of the shares of Preferred Stock then outstanding, call a special meeting of the holders of Preferred Stock for the purpose of electing or removing directors. Such meeting shall be held at the earliest practicable date at the Corporation's principal office or at such other place designated by the holders of at least 1[?]% of the shares of Preferred Stock then outstanding. If such meeting shall not be called by a proper officer of the Corporation within 10 days after personal service of said written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at the Corporation's principal office, then the holders of record of at least 10% of the shares of Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the shortest legally permissible notice. Any holders of Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of calling a meeting of the stockholders pursuant to these provisions.

     At any stockholders meeting at which the holders of Preferred Stock shall have the special right, voting separately as a single class, to elect or remove directors as provided in this Paragraph 4B, the presence, in person or by proxy, of the holders of record of a majority of the shares of Preferred Stock (with each share of Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common
Stock into which such share of Preferred Stock is convertible as of the record date for the determination of stockholders entitled to vote on such matter) shall be required to constitute a quorum of the Preferred Stock for such election or removal. At any such meeting or adjournment thereof, the absence of such a quorum of the Preferred Stock shall not prevent the election of directors other than the directors to be elected by holders of the Preferred Stock pursuant to this Paragraph 4B, and in the absence of either or both such quorums, the holders of record of shares representing a majority of the voting power present in person or by proxy of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting. No meeting of stockholders may thereupon be reconvened unless any notice required hereunder, by the Corporation's bylaws or by applicable law is duly given or waived by the requisite number of stockholders.

     A vacancy in the directorships to be elected by the holders of the Preferred Stock pursuant to this Paragraph 4B may be filled only by vote or written consent in lieu of a meeting of (i) the holders of a majority of the Preferred Stock (with each share of Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the record date for the determination of stockholders entitled to vote on such matter) acting separately as a single class and to the exclusion of all other classes of the Corporation's stock, or (ii) the remaining directors elected by the holders of the Preferred Stock (or by directors so elected).

     The special voting right of the holders of Preferred Stock pursuant to this Paragraph 4B shall terminate at such time as less than 232,517 shares of Preferred Stock are outstanding (as appropriately adjusted for any stock dividends payable in shares of Preferred Stock and any combinations, subdivisions and split-ups of the shares of Preferred Stock).

     Part 5.  CONVERSION.

     5A.  CONVERSION PROCEDURE.

     (i) At any time and from time to time, any holder of shares of Class A Preferred may convert all or any portion of such shares (including any fraction of a share) into the number of shares of the Corporation's Common Stock computed by multiplying the number of shares of Class A Preferred to be converted times $100 per share and dividing the result by the Class A Conversion Price (as defined in Paragraph 5B below). At any time and from time to time, any holder of shares of Class B Preferred may convert all or any portion of such shares (including any fraction of a share) into the number of shares of the Corporation's Common Stock computed by multiplying the number of shares of Class B Preferred to be converted times $100 per share and dividing the result by the Class B Conversion Price (as defined in Paragraph 5B below). At any time and from time to time, any holder of shares of Class C Preferred may convert all or any portion of such shares (including any fraction of a share) into the number of shares of the Corporation's Common Stock computed by multiplying the number of shares of Class C Preferred to be converted times $100 per share and dividing the result by the Class C Conversion Price (as defined in Paragraph 5B below). At any time and from time to time, any holder of shares of Class D Preferred may convert all or any portion of such shares (including any fraction of a share) into the number of shares of the Corporation's Common Stock computed by multiplying the number of shares of Class D Preferred to be converted times $100 per share and dividing the result by the Class D Conversion Price (as defined in Paragraph 5B below). At any time and from time to time, any holder of shares of Class E Preferred may convert all or any portion of such shares (including any fraction of a share) into the number of shares of the Corporation's Common Stock computed by multiplying the number of shares of Class E Preferred to be converted times $100 per share and dividing the result by the Class E Conversion Price (as defined in Paragraph 5B below). At any time and from time to time, any holder of shares of Class F Preferred may convert all or any portion of such shares (including any fraction of a share) into the number of shares of the Corporation's Common Stock computed by multiplying the number of shares of Class F Preferred to be converted times $100 per share and dividing the result by the Class F Conversion Price (as defined in Paragraph 5B below). At any time and from time to time, any holder of shares of Class G Preferred may convert all or any portion of such shares (including any fraction of a share) into the number of shares of the Corporation's Common Stock computed by multiplying the number of shares of Class G Preferred to be converted times $100 per share and dividing the result by the Class G Conversion Price (as defined in Paragraph 5B below). At any time and from time to time, any holder of shares of Class H Preferred may convert all or any portion of such shares (including any fraction of a share) into the number of shares of the Corporation's Common Stock computed by multiplying the number of shares of Class H Preferred to be converted times $100 per share and dividing the result by the Class H Conversion Price (as defined in Paragraph 5B below). At any time and from time to time, any holder of shares of Class I Preferred may convert all or any portion of such shares (including any fraction of a share) into the number of shares of the Corporation's Common Stock computed by multiplying the number of shares of Class I Preferred to be converted times $100 per share and dividing the result by the Class H Conversion Price (as defined in Paragraph 5B below).

     (ii) Each conversion of Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Preferred Stock as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (iii) As soon as possible after a conversion has been effected and in no event later than ten (10) business days thereafter, the Corporation will deliver to the converting holder:

            (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

            (b) the amount payable under Subparagraph 5A(vi) below with respect to such conversion; and

            (c) a certificate representing any shares of Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

     (iv) The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock will be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any share of Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

     (v) The Corporation will not close its books against the transfer of Preferred Stock or of Common Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock.

     (vi) If any fractional interest in a share of Common Stock would, except for the provisions of this Subparagraph 5A(vi), be deliverable upon any conversion of the Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

     (vii) Upon conversion of shares of Preferred Stock into Common Stock pursuant to this Paragraph 5A, the holder of such shares of Preferred Stock shall not be entitled to receive any accumulated but unpaid dividends on such shares.

     5B.  CONVERSION PRICE.

     (i) The initial Class A Conversion Price will be $3.25. The initial Class B Conversion Price will be $3.50. The initial Class C Conversion Price will be $9.00. The initial Class D Conversion Price will be $11.00. The initial Class E Conversion Price will be $13.00. The initial Class F Conversion Price will be $13.00. The initial Class G Conversion Price will be $14.86. The initial Class H Conversion Price will be $13.00. The initial Class I Conversion Price will be $13.00. The Class A Conversion Price, the Class B Conversion Price, the Class C Conversion Price, the Class D Conversion Price, the Class E Conversion Price, the Class F Conversion Price, the Class G Conversion Price, the Class H Conversion Price and the Class I Conversion Price shall each be referred to herein as a Conversion Price. In order to prevent dilution of the conversion rights granted under this subdivision, the Class A Conversion Price, the Class B Conversion Price, the Class C Conversion Price, the Class D Conversion Price, the Class E Conversion Price, the Class F Conversion Price, the Class G Conversion Price, the Class H Conversion Price and the Class I Conversion Price will be subject to adjustment from time to time pursuant to this Part 5B; provided, however, that, notwithstanding anything to the contrary contained herein, there will be no adjustment of any Conversion Price as a result of (a) the issuance of shares of Common Stock upon the conversion of shares of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class F Preferred, Class G Preferred, Class H Preferred or
Class I Preferred or (b) issuances of Common Stock and Class B Preferred permitted pursuant to (1) clauses (a), (c) and (e) of the proviso in paragraph 4F( )(vii) of the Class C Preferred Stock Purchase Agreement entered into by the Company and certain investors in July 1991, as amended in June 1992 (the "Class C Purchase Agreement") as in effect prior to amendment of such agreement in October 1993 and (2) clauses (a), (c) and (e) of the proviso in paragraph 4F(1)(vii) of the Class C Purchase Agreement, as amended in October 1993 and March 16, 1994, in each case for incentive or compensatory purposes to directors, officers, employees, consultants and scientific advisors of the Corporation which are from time to time approved by the Corporation's board of directors (including, without limitation, grants of stock options and the issuance of Common Stock upon the exercise thereof).

     (ii) If and whenever on or after the original date of issuance of the Class C Preferred, the Corporation issues or sells, or in accordance with Paragraph 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than any Conversion Price in effect immediately prior to the time of such issuance or sale, then immediately upon such issuance or sale such Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying such Conversion Price in effect immediately prior to such issuance or sale times the number of shares of Underlying Common Stock outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (b) the sum of (1) the number of shares of Underlying Common Stock outstanding immediately prior to such issuance or sale plus (2) the number of shares of Common Stock deemed to have been issued in such sale pursuant to this Part 5.

     (iii) If and whenever on or after the original date of issuance of the Class C Preferred, the Corporation issues or sells, or in accordance with Paragraph 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price in effect immediately prior to the time of such issuance or sale, then immediately upon such issuance or sale such Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying such Market Price in effect immediately prior to such issuance or sale times the number of shares of Underlying Common Stock outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (b) the number of shares of Underlying Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock deemed to have been issued in such sale pursuant to this Part 5, and then multiplying such quotient by a fraction, the numerator of which is the Conversion Price and the denominator of which is the Market Price.

     (iv) If such shares of Common Stock are issued at a price per share less than both the Conversion Price and the Market Price per share of Common Stock, the Conversion Price shall be adjusted in that manner which will result in the greatest decrease of the Conversion Price.

     5C. EFFECT ON CONVERSION PRICES OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Prices under Subparagraph 5B, the following will be applicable:

     (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock (other than grants of stock options to directors, officers, employees, consultants and scientific advisors of the Corporation for incentive or compensatory purposes which are approved from time to time by the Corporation's board of directors) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is (i) less than any Conversion Price in effect immediately prior to the time of the granting of such Options, or (ii) is less than the Market Price of such Common Stock in effect immediately prior to the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to have been issued and sold by the Corporation for such price per share, as the case may be. For purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing
(a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of such Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities (except as provided in Paragraphs 5C(iii) and (iv) below).

     (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is (i) less than any Conversion Price in effect immediately prior to the time of such issue or sale, or (ii) is less than the Market Price of such Common Stock in effect immediately prior to such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share, as the case may be. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of such Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of such Conversion Price had been or are to be made pursuant to other provisions of this Part 5, no further adjustment of such Conversion Price will be made by reason of such issuance or sale.

     (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, any Conversion Price in effect at the time of such change will be readjusted, if necessary, to the Conversion
Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of any Conversion Price then in effect, such adjustment will not be effective until 10 days after written notice thereof has been delivered by the Corporation to all holders of the Preferred Stock.

     (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, any Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

     (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding Preferred Stock. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Preferred Stock; provided, that, if such parties are unable to reach agreement upon the selection of an independent appraiser within 15 days after the Valuation Event, within 25 days after the Valuation Event, the Corporation and the holders of a majority of the Preferred Stock then outstanding will each choose a qualified independent appraiser reasonably acceptable to the other party and each such appraiser will deliver as soon as practicable in writing its determination of the fair value of such consideration. If the difference between the two appraisals is 10% or less of the lower amount, the fair value will be the average of such two appraisals. If the difference between the two appraisals is greater than 10% of the lower amount, the two appraisers will, within 35 days after the Valuation Event, jointly choose a third qualified independent appraiser. Within 45 days after the Valuation Event, the third appraiser will deliver its determination of fair value and the final determination of the fair value of such consideration will be equal to the average of the two appraisals which are nearest to each other. The expenses of the appraisers will be paid one-half by the Corporation and one-half by the holders of the Preferred Stock (pro rata based on the number of shares of Preferred Stock held).

     (vi) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

     (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

     (viii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     5D. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, each Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, each Conversion Price in effect immediately prior to such combination will be proportionately increased.

     5E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an Organic Change. Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that each of the holders of Preferred Stock will thereafter have the right to acquire and receive, in lieu of or (if additional consideration is received) in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that the provisions of this Part 5 and Parts 6 and 7 will thereafter be applicable to the Preferred Stock (including, without limitation, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of each Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than such Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     5F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Part 5 but not expressly provided for by such provisions, then the Corporation's board of directors will make an appropriate adjustment in each Conversion Price so as to protect the rights of the holders of the Preferred Stock; provided, however, that no such adjustment will increase any Conversion Price as otherwise determined pursuant to this Part 5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock.

     5G. NOTICES.

     (i) Immediately upon any adjustment of the Conversion Price of any class of Preferred Sock, the Corporation will give written notice thereof to all holders of such class of Preferred Stock.

     (ii) The Corporation will give written notice to all holders of Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     (iii) The Corporation will also give written notice to the holders of Preferred Stock at least twenty (20) days prior to the date on which any Organic Change will take place.

     5H.  MANDATORY CONVERSION.

     (i) The Corporation may require the conversion of all of the outstanding Preferred Stock upon the closing of a firm commitment underwritten Public Offering of shares of the Corporation's Common Stock in which (i) the aggregate price paid by the public for such shares will be at least $10,000,000 and (ii) the price per share paid by the public for such shares will be at least $11.00 (based on the Common Stock as constituted on the date of filing of this Amendment and appropriately adjusted for any stock dividend or stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization). Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all holders of Preferred Stock at least 20 but not more than 40 days prior to such closing.

     (ii) Notwithstanding the foregoing provisions of this Part 5H, no mandatory conversion of the Preferred Stock shall be effected unless and until such conversion will not violate any laws, rules, regulations, orders or other legal requirements of any governing body (such as, without limitation, compliance with the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and such conversion shall be held in abeyance pending compliance with any such requirements, provided that the holders of the Preferred Stock shall use their best efforts to comply with such requirements.

     Part 6.  LIQUIDATING DIVIDENDS.

     If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock or a stock split (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Preferred Stock at the time of payment thereof the Liquidating Dividends which would have been paid on the Common Stock had such Preferred Stock been converted into Common Stock immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     Part 7.  PURCHASE RIGHTS.

     If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (the "Preferred Preemptive Rights"). Notwithstanding the foregoing, no holder of Preferred Stock shall be entitled to the Preferred Preemptive Rights described in the preceding sentence if the Purchase Rights granted, issued or sold by the Corporation were granted, issued or sold to employees of the Corporation or issued in connection with an employee stock option plan approved by the board of directors.

     Part 8.  REGISTRATION OF TRANSFER.

     The Corporation will keep at its principal office a register for the registration of the Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred

Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate; provided, however, that any transfer shall be subject to any applicable restrictions on the transfer of such shares and the payment of any applicable transfer taxes, if any, by the holder thereof.

     Part 9.   REPLACEMENT.

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilization, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Part 10.  DEFINITIONS.

     "COMMON STOCK" means the Corporation's Common Stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "JUNIOR SECURITIES" means any of the Corporation's equity securities other than the Preferred Stock.

     "LIQUIDATION VALUE" of any share of Preferred Stock as of any particular date will be equal to $100.

     "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation

Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the Preferred Stock.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

    "PUBLIC OFFERING" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement (other than a registration statement on Form S-8) under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that a Public Offering will not include an offering made in connection with a business acquisition.

     "SUBSIDIARY" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

     "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Preferred stock and (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination or other reorganization. For purposes of determining the number of shares of Underlying Common Stock outstanding hereunder, all of the capital stock referred to in clauses (i) and (ii) above shall be deemed to be outstanding.

     Part 11.  AMENDMENT AND WAVIER.

     No amendment, modification or waiver will be binding or effective with respect to any provision of this Section 2 without the prior written consent of the holders of at least 66 2/3% of the shares of Preferred Stock outstanding at the time such action is taken. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior affirmative vote or written consent of the holders of at least a majority of the shares of Preferred Stock then outstanding. In no event shall any amendment,


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modification or waiver hereof be binding or effective which amendment or waiver materially and adversely affects the rights of any class of Preferred Stock without the prior written consent of a majority of the shares of each such class of Preferred Stock then outstanding.

     Part 12.  NOTICES.

     Except as otherwise expressly provided, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, or sent by reputable overnight express courier service, charges prepaid, and shall be deemed to have been delivered when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

     Part 13.  OTHER RESTRICTIONS.

     The Company is restricted from taking certain actions pursuant to the Class A Preferred Stock Purchase Agreement entered into by the Company and the purchasers of the outstanding Class A Preferred, the Class B Preferred Stock Purchase Agreement entered into by the Company and the holders of the outstanding Class B Preferred, the Class C Preferred Stock Purchase Agreement entered into by the Company and the holders of the outstanding Class C Preferred, the Class D Preferred Stock Purchase Agreement entered into by the Company and the holders of the outstanding Class D Preferred, the Class E Preferred Stock Purchase Agreement entered into by the Company and the holders of the outstanding Class E Preferred, the Class F Preferred Stock and Warrant Purchase Agreement entered into by the Company and the holders of the outstanding Class F Preferred, the Asset Purchase Agreement entered into by the Company and the holder of the outstanding Class G Preferred Stock, the Asset Purchase Agreement entered into by the Company and the holder of the outstanding Class H Preferred Stock, as such agreements may be amended from time to time in accordance with their terms, and the Class I Preferred Stock Purchase Agreement entered into by the Company and the holders of the outstanding Class I Preferred.

SECTION 3.  COMMON STOCK.

     Part 1. VOTING RIGHTS. Except as otherwise required by law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders.

     Part 2. DIVIDENDS. Subject to the limitations contained in paragraph 1C of Section 2 of this Article Four, the holders of Common Stock will be entitled to dividends if, when, and as declared by the Corporation's board of directors, out of funds


                                       -20-
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legally available therefor, whether payable in cash, property or securities of the Corporation.

     Part 3. REGISTRATION OF TRANSFER. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designated) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Common Stock represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

     Part 4. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (it being understood that an affidavit of the registered holder will be deemed satisfactory to the Corporation) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) executive and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                                  ARTICLE FIFTH

     The Corporation is to have perpetual existence.


                                  ARTICLE SIXTH

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.


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

                                 ARTICLE SEVENTH

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                  ARTICLE EIGHTH

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE NINTH

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                  ARTICLE TENTH

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.


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